News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853
Analyst Contact: Abby Motsinger
Office: 704.382.7624
August 5, 2025
Duke Energy reports second-quarter 2025 financial results
▪Second-quarter 2025 reported and adjusted EPS of $1.25
▪Strong first half performance puts the company on track to deliver full year results within guidance range
▪Transaction proceeds support material strengthening of company’s credit profile and higher capital deployment at Duke Energy Florida

CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second-quarter 2025 reported EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.25. This is compared to reported EPS of $1.13 and adjusted EPS of $1.18 for the second quarter of 2024. Adjusted EPS excludes the impact of certain items that are included in reported EPS.
Higher second-quarter 2025 adjusted results were driven by the implementation of new rates and riders, partially offset by higher O&M expenses and interest expense.
The company is reaffirming its 2025 adjusted EPS guidance range of $6.17 to $6.42 and long-term adjusted EPS growth rate of 5% to 7% through 2029 off the 2025 midpoint of $6.30. Management does not forecast reported GAAP EPS and related long-term growth rates.
“We’ve had a strong start to the year, executing on our strategic priorities of advancing large-scale economic development projects, securing industry-leading regulatory and legislative outcomes, and strengthening the balance sheet,” said Harry Sideris, Duke Energy president and chief executive officer. “To position the company for the significant growth ahead, we recently announced two strategic transactions – an equity investment in Duke Energy Florida and the sale of our Piedmont Tennessee business. These efficient funding sources at compelling valuations materially strengthen our credit profile and help fund the increasing investments needed to meet unprecedented growth over the next decade.”

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Business segment results
In addition to the following summary of second-quarter 2025 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided at the end of this news release.
The discussion below of second-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized second-quarter 2025 segment income of $1,194 million, compared to segment income of $1,090 million in the second quarter of 2024.
On an adjusted basis, Electric Utilities and Infrastructure recognized second-quarter 2025 segment income of $1,194 million, compared to segment income of $1,115 million in the second quarter of 2024. This represents an increase of $0.10 per share, excluding share dilution of $0.01 per share. Higher quarterly results were primarily due to the implementation of new rates, partially offset by higher O&M expense and interest expense.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized second-quarter 2025 segment income of $6 million, compared to reported and adjusted segment income of $6 million in the second quarter of 2024. Flat quarterly results were primarily due to growth from rate increases and riders, offset by higher O&M expenses and depreciation on a growing asset base.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a second-quarter 2025 segment loss of $228 million, compared to reported and adjusted segment loss of $200 million in the second quarter of 2024. This represents a decrease of $0.02 per share. Lower quarterly results were primarily due to higher interest expense.

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Effective tax rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2025 was 10.6% compared to 13.1% in the second quarter of 2024. The decrease in the effective tax rate was primarily due to an increase in the amortization of income tax credits and lower state tax expense.
Duke Energy's consolidated adjusted effective tax rate was 10.6% for the second quarter of 2025 compared to 13.4% in the second quarter of 2024. The decrease in the adjusted effective tax rate was primarily due to an increase in the amortization of income tax credits and lower state tax expense.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss second-quarter 2025 financial results and other business and financial updates. The conference call will be hosted by Harry Sideris, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the U.S. or 929.526.1599 outside the U.S. The confirmation code is 704713. Please call in 10 to 15 minutes prior to the scheduled start time.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported EPS to adjusted EPS for second-quarter 2025 and 2024 financial results:

(In millions, except per share amounts)	After-Tax Amount	2Q 2025 EPS	2Q 2024 EPS
Earnings Per Share, as reported		$1.25	$1.13
Adjustments to reported EPS:
Second Quarter 2025
Discontinued Operations	1	—
Second Quarter 2024
Regulatory Matters	$25		$0.03
Discontinued Operations(a)	10		0.01
Total adjustments(b)		$—	$0.05
EPS, adjusted		$1.25	$1.18
(a) Represents the operating results related to the sale of the Commercial Renewables business disposal group.
(b) Total EPS adjustments may not foot due to rounding.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Special items included within the financial statement periods presented, which management does not believe are reflective of ongoing costs, are described below:
•Regulatory matters primarily represents impairment charges related to the 2024 Duke Energy Carolinas' South Carolina rate case order.
Management uses these non-GAAP financial measures for planning, forecasting, and to report financial results to the Board of Directors, employees, and stockholders, as well as analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Due to the forward-looking nature of forecasted adjusted EPS and related growth rates, the information to reconcile those amounts to the most directly comparable GAAP financial measure is not available, as management is unable to project special items, such as legal settlements, impacts of regulatory orders or asset impairments, for future periods.
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss are defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss include intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as measures of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they represent segment income and other net loss adjusted for special items, as discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provide useful information to investors, as they provide additional relevant comparison of a segment’s or Other's performance across periods. The most directly comparable GAAP measures for adjusted segment income and adjusted other net loss are segment income and other net loss.

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Due to the forward-looking nature of forecasted adjusted segment income and forecasted adjusted other net loss and related growth rates, the information to reconcile these amounts to the most directly comparable GAAP financial measures are not available, as management is unable to project special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS, adjusted effective tax rate, adjusted segment income, and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.6 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,100 megawatts of energy capacity. Its natural gas utilities serve 1.7 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky.
Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.
More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and our carbon emission reduction goals, while balancing customer reliability and affordability;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

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◦The impact of extraordinary external events, such as a global pandemic or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices, including any impact from increased tariffs and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;

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◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,194	$—		$—	$1,194
Gas Utilities and Infrastructure	6	—		—	6
Total Reportable Segment Income	1,200	—		—	1,200
Other	(228)	—		—	(228)
Discontinued Operations	(1)	1	A	1	—
Net Income Available to Duke Energy Corporation Common Stockholders	$971	$1		$1	$972
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.25	$—		$—	$1.25
A – Recorded in Loss from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,470	$—		$—	$2,470
Gas Utilities and Infrastructure	355	—		—	355
Total Reportable Segment Income	2,825	—		—	2,825
Other	(488)	—		—	(488)
Discontinued Operations	(1)	1	A	1	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,336	$1		$1	$2,337
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.00	$—		$—	$3.00
A – Recorded in Loss from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2024
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,090	$25	A	$—		$25	$1,115
Gas Utilities and Infrastructure	6	—		—		—	6
Total Reportable Segment Income	1,096	25		—		25	1,121
Other	(200)	—		—		—	(200)
Discontinued Operations	(10)	—		10	B	10	—
Net Income Available to Duke Energy Corporation Common Stockholders	$886	$25		$10		$35	$921
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.13	$0.03		$0.01		$0.05	$1.18
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02). Total EPS adjustments do not cross-foot due to rounding.
A – Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.
•    $33 million recorded within Impairment of assets and other charges, $2 million recorded within Operations, maintenance and other, and an $11 million reduction recorded within Interest Expense on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations related to the 2024 South Carolina rate case order.
•     $9 million recorded within Impairment of assets and other charges on the Duke Energy Progress' Condensed Consolidated Statement of Operations related to the 2024 South Carolina rate case order.
B – Recorded in Loss from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 772 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2024
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,111	$25	A	$—		$25	$2,136
Gas Utilities and Infrastructure	290	—		—		—	290
Total Reportable Segment Income	2,401	25		—		25	2,426
Other	(403)	—		—		—	(403)
Discontinued Operations	(13)	—		13	B	13	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,985	$25		$13		$38	$2,023
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$2.57	$0.03		$0.02		$0.05	$2.62
A – Net of $6 million tax benefit at Duke Energy Carolinas and $2 million tax benefit at Duke Energy Progress.
•     $33 million recorded within Impairment of assets and other charges, $2 million recorded within Operations, maintenance and other, and an $11 million reduction recorded within Interest
Expense on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations related to the 2024 South Carolina rate case order.
•     $9 million recorded within Impairment of assets and other charges on the Duke Energy Progress' Condensed Consolidated Statement of Operations related to the 2024 South Carolina rate case order.
B – Recorded in Loss from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2025
(Dollars in millions)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,127		$2,724
Noncontrolling Interests	(27)		(55)
Preferred Dividends	(13)		(27)
Adjusted Pretax Income	$1,087		$2,642

Reported Income Tax Expense From Continuing Operations	$119	10.6%	$312	11.5%
Noncontrolling Interest Portion of Income Taxes(a)	(4)		(7)
Adjusted Tax Expense	$115	10.6%	$305	11.5%

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,071		$2,403
Regulatory Matters	33		33
Noncontrolling Interests	(26)		(42)
Preferred Dividends	(14)		(53)
Adjusted Pretax Income	$1,064		$2,341

Reported Income Tax Expense From Continuing Operations	$140	13.1%	$318	13.2%
Regulatory Matters	8		8
Noncontrolling Interest Portion of Income Taxes(a)	(5)		(8)
Adjusted Tax Expense	$143	13.4%	$318	13.6%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2025 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2024 QTD Reported Earnings Per Share	$1.42	$0.01	$(0.28)	$(0.01)	$1.13
Regulatory Matters	0.03	—	—	—	0.03
Discontinued Operations	—	—	—	0.01	0.01
2024 QTD Adjusted Earnings Per Share	$1.45	$0.01	$(0.28)	$—	$1.18
Weather	0.01	—	—	—	0.01
Volume(a)	0.03	—	—	—	0.03
Riders and Other Retail Margin	0.01	0.01	—	—	0.02
Rate case impacts, net(b)	0.19	0.01	—	—	0.20
Wholesale	(0.01)	—	—	—	(0.01)
Operations and maintenance, net of recoverables(c)	(0.08)	(0.01)	—	—	(0.09)
Interest Expense(d)	(0.04)	—	(0.04)	—	(0.08)
AFUDC Equity	0.02	—	—	—	0.02
Depreciation and amortization(d)	(0.03)	(0.01)	—	—	(0.04)
Other	—	—	0.02	—	0.02
Total variance	$0.10	$—	$(0.02)	$—	$0.08
Change in share count	(0.01)	—	—	—	(0.01)
2025 QTD Reported and Adjusted Earnings Per Share	$1.54	$0.01	$(0.30)	$—	$1.25

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 772 million to 777 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina Year 2 rates, effective January 2025, and DEC South Carolina rates, effective August 2024 (+$0.08), DEF multiyear rate plan revenue increases, effective January 2025 (+$0.05), DEI rates, effective February 2025 (+0.04) and DEP North Carolina Year 2 rates, effective October 2024 (+$0.02). Gas Utilities and Infrastructure includes impacts from Piedmont rates, effective November 2024.
(c)    Electric Utilities and Infrastructure includes higher grid maintenance and generation outage costs, as well as other corporate costs in the current year.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2025 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2024 YTD Reported Earnings Per Share	$2.74	$0.37	$(0.52)	$(0.02)	$2.57
Regulatory Matters	0.03	—	—	—	0.03
Discontinued Operations	—	—	—	0.02	0.02
2024 YTD Adjusted Earnings Per Share	$2.77	$0.37	$(0.52)	$—	$2.62
Weather	0.08	—	—	—	0.08
Volume	0.15	—	—	—	0.15
Riders and Other Retail Margin(a)	0.10	0.04	—	—	0.14
Rate case impacts, net(b)	0.33	0.08	—	—	0.41
Wholesale	0.02	—	—	—	0.02
Operations and maintenance, net of recoverables(c)	(0.12)	(0.01)	—	—	(0.13)
Interest Expense(d)	(0.08)	(0.01)	(0.08)	—	(0.17)
AFUDC Equity	0.04	—	—	—	0.04
Depreciation and amortization(d)	(0.05)	(0.02)	—	—	(0.07)
Other	(0.04)	—	(0.03)	—	(0.07)
Total variance	$0.43	$0.08	$(0.11)	$—	$0.40
Change in share count	(0.02)	—	—	—	(0.02)
2025 YTD Reported and Adjusted Earnings Per Share	$3.18	$0.45	$(0.63)	$—	$3.00

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 771 million to 777 million.
(a)    Electric Utilities and Infrastructure includes higher grid modernization riders and transmission revenues. Gas Utilities and Infrastructure includes higher construction and pipeline integrity riders in Ohio and Kentucky, as well as higher revenues from the Tennessee Annual Review Mechanism and the South Carolina Rate Stabilization Act mechanism.
(b)    Electric Utilities and Infrastructure includes impacts from DEC North Carolina Year 2 rates, effective January 2025, and DEC South Carolina rates, effective August 2024 (+$0.15), DEF multiyear rate plan revenue increases, effective January 2025 (+$0.09), DEP North Carolina Year 2 rates, effective October 2024 (+$0.04) and DEI rates, effective February 2025 (+0.04). Gas Utilities and Infrastructure includes impacts from Piedmont rates, effective November 2024.
(c)    Electric Utilities and Infrastructure includes higher grid maintenance and generation outage costs, as well as other corporate costs in the current year.
(d)    Electric Utilities and Infrastructure excludes rate case impacts.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Revenues
Regulated electric	$6,968	$6,746	$14,032	$13,478
Regulated natural gas	462	347	1,567	1,213
Nonregulated electric and other	78	79	158	152
Total operating revenues	7,508	7,172	15,757	14,843
Operating Expenses
Fuel used in electric generation and purchased power	1,878	2,228	3,977	4,563
Cost of natural gas	158	78	532	310
Operation, maintenance and other	1,655	1,320	3,154	2,699
Depreciation and amortization	1,583	1,409	3,095	2,796
Property and other taxes	415	393	843	779
Impairment of assets and other charges	3	43	3	44
Total operating expenses	5,692	5,471	11,604	11,191
Gains on Sales of Other Assets and Other, net	14	6	20	18
Operating Income	1,830	1,707	4,173	3,670
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	11	21	22	38
Other income and expenses, net	183	167	315	336
Total other income and expenses	194	188	337	374
Interest Expense	897	824	1,786	1,641
Income From Continuing Operations Before Income Taxes	1,127	1,071	2,724	2,403
Income Tax Expense From Continuing Operations	119	140	312	318
Income From Continuing Operations	1,008	931	2,412	2,085
Loss From Discontinued Operations, net of tax	(1)	(10)	(1)	(13)
Net Income	1,007	921	2,411	2,072
Less: Net Income Attributable to Noncontrolling Interests	23	21	48	34
Net Income Attributable to Duke Energy Corporation	984	900	2,363	2,038
Less: Preferred Dividends	13	14	27	53
Net Income Available to Duke Energy Corporation Common Stockholders	$971	$886	$2,336	$1,985

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.25	$1.14	$3.00	$2.59
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$—	$(0.01)	$—	$(0.02)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.25	$1.13	$3.00	$2.57
Weighted average shares outstanding
Basic and Diluted	777	772	777	771

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$344	$314
Receivables (net of allowance for doubtful accounts of $199 at 2025 and $124 at 2024)	4,089	2,232
Receivables of VIEs (net of allowance for doubtful accounts of $85 at 2024)	11	1,889
Receivable from sales of Commercial Renewables Disposal Groups	—	551
Inventory (includes $548 at 2025 and $494 at 2024 related to VIEs)	4,434	4,509
Regulatory assets (includes $120 at 2025 and 2024 related to VIEs)	2,269	2,756
Assets held for sale	—	4
Other (includes $81 at 2025 and $90 at 2024 related to VIEs)	1,001	695
Total current assets	12,148	12,950
Property, Plant and Equipment
Cost	186,261	180,806
Accumulated depreciation and amortization	(59,613)	(57,503)
Net property, plant and equipment	126,648	123,303
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,651 at 2025 and $1,705 at 2024 related to VIEs)	14,172	14,254
Nuclear decommissioning trust funds	12,109	11,434
Operating lease right-of-use assets, net	1,209	1,148
Investments in equity method unconsolidated affiliates	332	353
Assets held for sale	—	$89
Other	3,792	3,509
Total other noncurrent assets	50,917	50,090
Total Assets	$189,713	$186,343
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $247 at 2025 and $214 at 2024 related to VIEs)	$4,373	$5,479
Notes payable and commercial paper	3,473	3,584
Taxes accrued	837	851
Interest accrued	881	855
Current maturities of long-term debt (includes $110 at 2025 and $1,012 at 2024 related to VIEs)	5,046	4,349
Asset retirement obligations	636	650
Regulatory liabilities	1,257	1,425
Liabilities associated with assets held for sale	18	80
Other	1,887	2,084
Total current liabilities	18,408	19,357
Long-Term Debt (includes $1,782 at 2025 and $1,842 at 2024 related to VIEs)	78,914	76,340
Other Noncurrent Liabilities
Deferred income taxes	11,990	11,424
Asset retirement obligations	9,316	9,342
Regulatory liabilities	15,047	14,694
Operating lease liabilities	1,020	957
Accrued pension and other post-retirement benefit costs	410	434
Investment tax credits	882	894
Liabilities associated with assets held for sale	—	$89
Other (includes $27 at 2024 related to VIEs)	1,696	1,556
Total other noncurrent liabilities	40,361	39,390
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2025 and 2024	973	973
Common stock, $0.001 par value, 2 billion shares authorized; 778 million and 776 million shares outstanding at 2025 and 2024	1	1
Additional paid-in capital	45,573	45,494
Retained earnings	4,141	3,431
Accumulated other comprehensive income	203	228
Total Duke Energy Corporation stockholders' equity	50,891	50,127
Noncontrolling interests	1,139	1,129
Total equity	52,030	51,256
Total Liabilities and Equity	$189,713	$186,343

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,411	$2,072
Adjustments to reconcile net income to net cash provided by operating activities	2,629	3,355
Net cash provided by operating activities	5,040	5,427

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6,264)	(6,575)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,245	1,274

Net increase in cash, cash equivalents and restricted cash	21	126
Cash, cash equivalents and restricted cash at beginning of period	421	357
Cash, cash equivalents and restricted cash at end of period	$442	$483

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,982	$—	$—	$(14)	$6,968
Regulated natural gas	—	483	—	(21)	462
Nonregulated electric and other	63	10	40	(35)	78
Total operating revenues	7,045	493	40	(70)	7,508
Operating Expenses
Fuel used in electric generation and purchased power	1,898	—	—	(20)	1,878
Cost of natural gas	—	158	—	—	158
Operation, maintenance and other	1,594	129	(23)	(45)	1,655
Depreciation and amortization	1,402	112	77	(8)	1,583
Property and other taxes	371	41	3	—	415
Impairment of assets and other charges	(1)	—	5	(1)	3
Total operating expenses	5,264	440	62	(74)	5,692
Gains on Sales of Other Assets and Other, net	8	—	6	—	14
Operating Income	1,789	53	(16)	4	1,830
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	1	9	1	11
Other income and expenses, net	163	13	33	(26)	183
Total Other Income and Expenses	163	14	42	(25)	194
Interest Expense	535	65	318	(21)	897
Income (Loss) from Continuing Operations before Income Taxes	1,417	2	(292)	—	1,127
Income Tax Expense (Benefit) from Continuing Operations	200	(4)	(77)	—	119
Income (Loss) from Continuing Operations	1,217	6	(215)	—	1,008
Less: Net Income Attributable to Noncontrolling Interest	23	—	—	—	23
Net Income (Loss) Attributable to Duke Energy Corporation	1,194	6	(215)	—	985
Less: Preferred Dividends	—	—	13	—	13
Segment Income/Other Net Loss	$1,194	$6	$(228)	$—	$972
Discontinued Operations					(1)
Net Income Available to Duke Energy Corporation Common Stockholders					$971

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$14,061	$—	$—	$(29)	$14,032
Regulated natural gas	—	1,612	—	(45)	1,567
Nonregulated electric and other	124	21	82	(69)	158
Total operating revenues	14,185	1,633	82	(143)	15,757
Operating Expenses
Fuel used in electric generation and purchased power	4,017	—	—	(40)	3,977
Cost of natural gas	—	532	—	—	532
Operation, maintenance and other	3,018	254	(21)	(97)	3,154
Depreciation and amortization	2,736	219	154	(14)	3,095
Property and other taxes	749	88	6	—	843
Impairment of assets and other charges	(1)	—	5	(1)	3
Total operating expenses	10,519	1,093	144	(152)	11,604
Gains on Sales of Other Assets and Other, net	9	—	11	—	20
Operating Income (Loss)	3,675	540	(51)	9	4,173
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	6	15	1	22
Other income and expenses, net	297	26	47	(55)	315
Total Other Income and Expenses	297	32	62	(54)	337
Interest Expense	1,065	130	636	(45)	1,786
Income (Loss) from Continuing Operations before Income Taxes	2,907	442	(625)	—	2,724
Income Tax Expense (Benefit) from Continuing Operations	389	87	(164)	—	312
Income (Loss) from Continuing Operations	2,518	355	(461)	—	2,412
Less: Net Income Attributable to Noncontrolling Interest	48	—	—	—	48
Net Income (Loss) Attributable to Duke Energy Corporation	2,470	355	(461)	—	2,364
Less: Preferred Dividends	—	—	27	—	27
Segment Income/Other Net Loss	$2,470	$355	$(488)	$—	$2,337
Discontinued Operations					(1)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,336

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,763	$—	$—	$(17)	$6,746
Regulated natural gas	—	369	—	(22)	347
Nonregulated electric and other	57	12	40	(30)	79
Total operating revenues	6,820	381	40	(69)	7,172
Operating Expenses
Fuel used in electric generation and purchased power	2,247	—	—	(19)	2,228
Cost of natural gas	—	78	—	—	78
Operation, maintenance and other	1,262	117	(8)	(51)	1,320
Depreciation and amortization	1,246	96	73	(6)	1,409
Property and other taxes	351	38	4	—	393
Impairment of assets and other charges	42	—	1	—	43
Total operating expenses	5,148	329	70	(76)	5,471
Gains on Sales of Other Assets and Other, net	1	—	6	(1)	6
Operating Income	1,673	52	(24)	6	1,707
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	1	—	19	1	21
Other income and expenses, net	140	17	48	(38)	167
Total Other Income and Expenses	141	17	67	(37)	188
Interest Expense	488	61	306	(31)	824
Income (Loss) from Continuing Operations before Income Taxes	1,326	8	(263)	—	1,071
Income Tax Expense (Benefit) from Continuing Operations	214	2	(77)	1	140
Income (Loss) from Continuing Operations	1,112	6	(186)	(1)	931
Less: Net Income Attributable to Noncontrolling Interest	22	—	—	(1)	21
Net Income (Loss) Attributable to Duke Energy Corporation	1,090	6	(186)	—	910
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$1,090	$6	$(200)	$—	$896
Discontinued Operations					(10)
Net Income Available to Duke Energy Corporation Common Stockholders					$886

Segment Income/Other Net Loss	$1,090	$6	$(200)	$—	$896
Special Item	25	—	—	—	25
Adjusted Earnings(a)	$1,115	$6	$(200)	$—	$921
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other New Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2024
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$13,513	$—	$—	$(35)	$13,478
Regulated natural gas	—	1,258	—	(45)	1,213
Nonregulated electric and other	110	25	78	(61)	152
Total operating revenues	13,623	1,283	78	(141)	14,843
Operating Expenses
Fuel used in electric generation and purchased power	4,602	—	—	(39)	4,563
Cost of natural gas	—	310	—	—	310
Operation, maintenance and other	2,578	246	(26)	(99)	2,699
Depreciation and amortization	2,471	194	144	(13)	2,796
Property and other taxes	688	84	7	—	779
Impairment of assets and other charges	43	—	1	—	44
Total operating expenses	10,382	834	126	(151)	11,191
Gains on Sales of Other Assets and Other, net	7	—	11	—	18
Operating Income (Loss)	3,248	449	(37)	10	3,670
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	—	36	—	38
Other income and expenses, net	270	34	110	(78)	336
Total Other Income and Expenses	272	34	146	(78)	374
Interest Expense	987	122	600	(68)	1,641
Income (Loss) From Continuing Operations Before Income Taxes	2,533	361	(491)	—	2,403
Income Tax Expense (Benefit) from Continuing Operations	387	71	(141)	1	318
Income (Loss) from Continuing Operations	2,146	290	(350)	(1)	2,085
Less: Net Income Attributable to Noncontrolling Interest	35	—	—	(1)	34
Net Income (Loss) Attributable to Duke Energy Corporation	2,111	290	(350)	—	2,051
Less: Preferred Dividends	—	—	53	—	53
Segment Income/Other Net Loss	$2,111	$290	$(403)	$—	$1,998
Discontinued Operations					(13)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,985

Segment Income/Other Net Loss	$2,111	$290	$(403)	$—	$1,998
Special Item	25	—	—	—	25
Adjusted Earnings(a)	$2,136	$290	$(403)	$—	$2,023
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other New Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$63	$10	$270	$1	$344
Receivables, net	3,829	256	4	—	4,089
Receivables of variable interest entities, net	11	—	—	—	11
Receivables from affiliated companies	195	152	895	(1,242)	—
Notes receivable from affiliated companies	1,069	2	7	(1,078)	—
Inventory	4,331	66	37	—	4,434
Regulatory assets	2,044	136	89	—	2,269
Other	674	99	295	(67)	1,001
Total current assets	12,216	721	1,597	(2,386)	12,148
Property, Plant and Equipment
Cost	164,779	18,245	3,313	(76)	186,261
Accumulated depreciation and amortization	(53,818)	(3,756)	(2,038)	(1)	(59,613)
Net property, plant and equipment	110,961	14,489	1,275	(77)	126,648
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,828	831	513	—	14,172
Nuclear decommissioning trust funds	12,109	—	—	—	12,109
Operating lease right-of-use assets, net	782	3	424	—	1,209
Investments in equity method unconsolidated affiliates	1	179	152	—	332
Investment in consolidated subsidiaries	515	6	77,127	(77,648)	—
Other	2,548	315	1,554	(625)	3,792
Total other noncurrent assets	46,162	3,258	79,770	(78,273)	50,917
Total Assets	169,339	18,468	82,642	(80,736)	189,713
Segment reclassifications, intercompany balances and other	(1,919)	(163)	(78,654)	80,736	—
Segment Assets	$167,420	$18,305	$3,988	$—	$189,713
(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,501	$241	$632	$(1)	$4,373
Accounts payable to affiliated companies	864	47	207	(1,118)	—
Notes payable to affiliated companies	2	727	349	(1,078)	—
Notes payable and commercial paper	—	—	3,473	—	3,473
Taxes accrued	1,057	49	(269)	—	837
Interest accrued	574	53	254	—	881
Current maturities of long-term debt	1,927	255	2,871	(7)	5,046
Asset retirement obligations	636	—	—	—	636
Regulatory liabilities	1,234	23	—	—	1,257
Liabilities associated with assets held for sale	—	—	18	—	18
Other	1,413	86	577	(189)	1,887
Total current liabilities	11,208	1,481	8,112	(2,393)	18,408
Long-Term Debt	49,997	4,765	24,222	(70)	78,914
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	12,149	1,555	(1,714)	—	11,990
Asset retirement obligations	9,224	93	—	(1)	9,316
Regulatory liabilities	13,817	1,201	30	(1)	15,047
Operating lease liabilities	714	2	303	1	1,020
Accrued pension and other post-retirement benefit costs	181	29	200	—	410
Investment tax credits	881	1	—	—	882
Other	1,169	165	549	(187)	1,696
Total other noncurrent liabilities	38,135	3,046	(632)	(188)	40,361
Equity
Total Duke Energy Corporation stockholders' equity	68,245	9,166	50,940	(77,460)	50,891
Noncontrolling interests	1,136	3	—	—	1,139
Total equity	69,381	9,169	50,940	(77,460)	52,030
Total Liabilities and Equity	169,339	18,468	82,642	(80,736)	189,713
Segment reclassifications, intercompany balances and other	(1,919)	(163)	(78,654)	80,736	—
Segment Liabilities and Equity	$167,420	$18,305	$3,988	$—	$189,713

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,231	$1,681	$1,885	$498	$821	$(71)	$7,045
Operating Expenses
Fuel used in electric generation and purchased power	571	574	451	161	219	(78)	1,898
Operation, maintenance and other	488	333	495	87	189	2	1,594
Depreciation and amortization	482	319	290	83	222	6	1,402
Property and other taxes	85	45	130	80	17	14	371
Impairment of assets and other charges	(1)	—	—	—	—	—	(1)
Total operating expenses	1,625	1,271	1,366	411	647	(56)	5,264
Gains on Sales of Other Assets and Other, net	6	—	—	—	—	2	8
Operating Income	612	410	519	87	174	(13)	1,789
Other Income and Expenses, net(b)	62	50	26	4	22	(1)	163
Interest Expense	200	139	116	32	56	(8)	535
Income Before Income Taxes	474	321	429	59	140	(6)	1,417
Income Tax Expense	39	40	81	9	20	11	200
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	23	23
Segment Income	$435	$281	$348	$50	$120	$(40)	$1,194
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $34 million for Duke Energy Carolinas, $22 million for Duke Energy Progress, $6 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $8 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$4,755	$3,699	$3,329	$985	$1,679	$(262)	$14,185
Operating Expenses
Fuel used in electric generation and purchased power	1,374	1,299	832	310	479	(277)	4,017
Operation, maintenance and other	962	724	777	179	382	(6)	3,018
Depreciation and amortization	914	676	564	159	414	9	2,736
Property and other taxes	187	105	242	166	35	14	749
Impairment of assets and other charges	(1)	—	—	—	—	—	(1)
Total operating expenses	3,436	2,804	2,415	814	1,310	(260)	10,519
Gains on Sales of Other Assets and Other, net	6	—	1	—	—	2	9
Operating Income	1,325	895	915	171	369	—	3,675
Other Income and Expenses, net(b)	123	89	47	8	32	(2)	297
Interest Expense	400	267	234	63	116	(15)	1,065
Income Before Income Taxes	1,048	717	728	116	285	13	2,907
Income Tax Expense	92	98	141	18	38	2	389
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	48	48
Segment Income	$956	$619	$587	$98	$247	$(37)	$2,470
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $66 million for Duke Energy Carolinas, $41 million for Duke Energy Progress, $11 million for Duke Energy Florida, $5 million for Duke Energy Ohio and $15 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$7	$24	$16	$7	$9	$—	$63
Receivables, net	1,241	934	801	380	463	10	3,829
Receivables of variable interest entities, net	1	5	4	—	—	1	11
Receivables from affiliated companies	210	31	72	23	—	(141)	195
Notes receivable from affiliated companies	27	949	—	7	235	(149)	1,069
Inventory	1,524	1,323	767	166	550	1	4,331
Regulatory assets	656	614	562	38	176	(2)	2,044
Other	354	157	85	2	84	(8)	674
Total current assets	4,020	4,037	2,307	623	1,517	(288)	12,216
Property, Plant and Equipment
Cost	60,065	43,320	31,665	9,183	20,492	54	164,779
Accumulated depreciation and amortization	(19,637)	(16,550)	(8,034)	(2,459)	(7,174)	36	(53,818)
Net property, plant and equipment	40,428	26,770	23,631	6,724	13,318	90	110,961
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,985	4,654	2,105	398	1,050	636	12,828
Nuclear decommissioning trust funds	6,880	4,922	308	—	—	(1)	12,109
Operating lease right-of-use assets, net	88	403	250	6	35	—	782
Investments in equity method unconsolidated affiliates	—	—	1	—	—	—	1
Investment in consolidated subsidiaries	56	10	4	444	1	—	515
Other	1,198	770	490	64	260	(234)	2,548
Total other noncurrent assets	12,207	10,759	3,158	1,508	1,346	17,184	46,162
Total Assets	56,655	41,566	29,096	8,855	16,181	16,986	169,339
Segment reclassifications, intercompany balances and other	(320)	(1,080)	(93)	(477)	(241)	292	(1,919)
Reportable Segment Assets	$56,335	$40,486	$29,003	$8,378	$15,940	$17,278	$167,420
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2025
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,346	$581	$977	$230	$365	$2	$3,501
Accounts payable to affiliated companies	492	391	63	18	67	(167)	864
Notes payable to affiliated companies	—	—	67	83	—	(148)	2
Taxes accrued	278	107	340	229	83	20	1,057
Interest accrued	228	156	86	41	63	—	574
Current maturities of long-term debt	23	582	1,235	91	4	(8)	1,927
Asset retirement obligations	259	222	1	7	148	(1)	636
Regulatory liabilities	571	272	83	37	270	1	1,234
Other	477	310	352	66	209	(1)	1,413
Total current liabilities	3,674	2,621	3,204	802	1,209	(302)	11,208
Long-Term Debt	18,022	13,483	9,785	3,341	4,941	425	49,997
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,199	2,510	3,013	873	1,503	51	12,149
Asset retirement obligations	3,716	4,123	196	69	1,105	15	9,224
Regulatory liabilities	6,893	4,799	660	237	1,254	(26)	13,817
Operating lease liabilities	78	404	197	5	31	(1)	714
Accrued pension and other post-retirement benefit costs	21	137	88	69	82	(216)	181
Investment tax credits	309	142	241	5	185	(1)	881
Other	672	264	155	69	21	(12)	1,169
Total other noncurrent liabilities	15,888	12,379	4,550	1,327	4,181	(190)	38,135
Equity
Total Duke Energy Corporation stockholders equity	18,771	12,933	11,557	3,367	5,700	15,917	68,245
Noncontrolling interests(c)	—	—	—	—	—	1,136	1,136
Total equity	18,771	12,933	11,557	3,367	5,700	17,053	69,381
Total Liabilities and Equity	56,655	41,566	29,096	8,855	16,181	16,986	169,339
Segment reclassifications, intercompany balances and other	(320)	(1,080)	(93)	(477)	(241)	292	(1,919)
Reportable Segment Liabilities and Equity	$56,335	$40,486	$29,003	$8,378	$15,940	$17,278	$167,420
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$156	$335	$3	$(1)	$493
Operating Expenses
Cost of natural gas	35	124	—	(1)	158
Operation, maintenance and other	27	101	—	1	129
Depreciation and amortization	39	71	2	—	112
Property and other taxes	21	19	2	(1)	41
Total operating expenses	122	315	4	(1)	440
Operating Income (Loss)	34	20	(1)	—	53
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	1	—	1
Other income and expenses, net	2	11	—	—	13
Total other income and expenses	2	11	1	—	14
Interest Expense	18	47	1	(1)	65
Income (Loss) Before Income Taxes	18	(16)	(1)	1	2
Income Tax Expense (Benefit)	3	(7)	—	—	(4)
Segment Income (Loss)	$15	$(9)	$(1)	$1	$6
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$435	$1,192	$7	$(1)	$1,633
Operating Expenses
Cost of natural gas	136	396	—	—	532
Operation, maintenance and other	56	195	—	3	254
Depreciation and amortization	75	141	4	(1)	219
Property and other taxes	51	37	3	(3)	88
Total operating expenses	318	769	7	(1)	1,093
Operating Income	117	423	—	—	540
Other Income and Expenses, net
Equity in earnings of unconsolidated affiliates	—	—	6	—	6
Other income and expenses, net	4	22	—	—	26
Other Income and Expenses, net	4	22	6	—	32
Interest Expense	34	94	2	—	130
Income Before Income Taxes	87	351	4	—	442
Income Tax Expense	17	69	1	—	87
Segment Income	$70	$282	$3	$—	$355
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$2	$5	$—	$10
Receivables, net	62	195	—	(1)	256
Receivables from affiliated companies	—	88	135	(71)	152
Notes receivable from affiliated companies	4	—	—	(2)	2
Inventory	15	51	—	—	66
Regulatory assets	5	131	—	—	136
Other	17	79	3	—	99
Total current assets	106	546	143	(74)	721
Property, Plant and Equipment
Cost	5,043	13,129	73	—	18,245
Accumulated depreciation and amortization	(1,233)	(2,512)	(11)	—	(3,756)
Net property, plant and equipment	3,810	10,617	62	—	14,489
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	324	446	—	61	831
Operating lease right-of-use assets, net	—	3	—	—	3
Investments in equity method unconsolidated affiliates	—	—	174	5	179
Investment in consolidated subsidiaries	—	—	—	6	6
Other	23	273	18	1	315
Total other noncurrent assets	671	771	192	1,624	3,258
Total Assets	4,587	11,934	397	1,550	18,468
Segment reclassifications, intercompany balances and other	(5)	(90)	(135)	67	(163)
Reportable Segment Assets	$4,582	$11,844	$262	$1,617	$18,305
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2025
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$40	$195	$6	$—	$241
Accounts payable to affiliated companies	4	96	18	(71)	47
Notes payable to affiliated companies	47	682	—	(2)	727
Taxes accrued	11	42	(3)	(1)	49
Interest accrued	8	45	—	—	53
Current maturities of long-term debt	49	205	—	1	255
Regulatory liabilities	16	7	—	—	23
Other	4	81	—	1	86
Total current liabilities	179	1,353	21	(72)	1,481
Long-Term Debt	858	3,799	59	49	4,765
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	448	1,037	68	2	1,555
Asset retirement obligations	63	29	—	1	93
Regulatory liabilities	230	959	—	12	1,201
Operating lease liabilities	—	2	—	—	2
Accrued pension and other post-retirement benefit costs	23	6	—	—	29
Investment tax credits	—	1	—	—	1
Other	21	146	—	(2)	165
Total other noncurrent liabilities	785	2,180	68	13	3,046
Equity
Total Duke Energy Corporation stockholders' equity	2,758	4,602	246	1,560	9,166
Noncontrolling interests	—	—	3	—	3
Total equity	2,758	4,602	249	1,560	9,169
Total Liabilities and Equity	4,587	11,934	397	1,550	18,468
Segment reclassifications, intercompany balances and other	(5)	(90)	(135)	67	(163)
Reportable Segment Liabilities and Equity	$4,582	$11,844	$262	$1,617	$18,305
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,328	19,564	(1.2%)	(0.5%)	44,553	42,268	5.4%	1.6%
Commercial	19,267	19,423	(0.8%)	0.4%	38,169	37,592	1.5%	1.0%
Industrial	11,751	11,835	(0.7%)	(2.2%)	22,715	23,284	(2.4%)	(1.6%)
Other Energy Sales	138	129	7.0%	n/a	254	265	(4.2%)	n/a
Unbilled Sales	2,811	2,734	2.8%	n/a	995	940	5.9%	n/a
Total Retail Sales	53,295	53,685	(0.7%)	(0.6%)	106,686	104,349	2.2%	0.7%
Wholesale and Other	10,866	11,301	(3.8%)		22,717	21,247	6.9%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	64,161	64,986	(1.3%)		129,403	125,596	3.0%

Average Number of Customers (Electric)
Residential	7,520,099	7,391,580	1.7%		7,509,110	7,373,551	1.8%
Commercial	1,047,601	1,043,945	0.4%		1,046,413	1,042,841	0.3%
Industrial	15,125	15,708	(3.7%)		15,215	15,756	(3.4%)
Other Energy Sales	23,054	23,723	(2.8%)		23,129	23,781	(2.7%)
Total Retail Customers	8,605,879	8,474,956	1.5%		8,593,867	8,455,929	1.6%
Wholesale and Other	52	51	2.0%		52	51	2.0%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,605,931	8,475,007	1.5%		8,593,919	8,455,980	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	7,785	9,985	(22.0%)		19,132	19,374	(1.2%)
Nuclear	19,250	17,950	7.2%		38,176	37,032	3.1%
Hydro	452	447	1.1%		898	1,428	(37.1%)
Natural Gas and Oil	22,372	22,921	(2.4%)		43,925	42,802	2.6%
Renewable Energy	1,171	1,038	12.8%		2,012	1,706	17.9%
Total Generation(d)	51,030	52,341	(2.5%)		104,143	102,342	1.8%
Purchased Power and Net Interchange(e)	16,214	15,355	5.6%		31,166	29,483	5.7%
Total Sources of Energy	67,244	67,696	(0.7%)		135,309	131,825	2.6%
Less: Line Loss and Other	3,083	2,710	13.8%		5,906	6,229	(5.2%)
Total GWh Sources	64,161	64,986	(1.3%)		129,403	125,596	3.0%

Owned Megawatt (MW) Capacity(c)
Summer					50,569	50,430
Winter					55,216	54,944
Nuclear Capacity Factor (%)(f)					99	95

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,165	6,256	(1.5%)		15,303	14,497	5.6%
Commercial	7,265	7,432	(2.2%)		14,655	14,664	(0.1%)
Industrial	4,977	4,985	(0.2%)		9,531	9,671	(1.4%)
Other Energy Sales	77	68	13.2%		133	136	(2.2%)
Unbilled Sales	1,080	1,151	(6.2%)		350	475	(26.3%)
Total Retail Sales	19,564	19,892	(1.6%)	(1.1%)	39,972	39,443	1.3%	0.1%
Wholesale and Other	2,604	2,592	0.5%		5,754	5,429	6.0%
Total Consolidated Electric Sales – Duke Energy Carolinas	22,168	22,484	(1.4%)		45,726	44,872	1.9%

Average Number of Customers
Residential	2,536,178	2,480,757	2.2%		2,530,372	2,473,067	2.3%
Commercial	402,816	402,323	0.1%		402,377	402,055	0.1%
Industrial	5,845	5,959	(1.9%)		5,870	5,964	(1.6%)
Other Energy Sales	10,803	11,064	(2.4%)		10,819	11,092	(2.5%)
Total Retail Customers	2,955,642	2,900,103	1.9%		2,949,438	2,892,178	2.0%
Wholesale and Other	27	24	12.5%		26	25	4.0%
Total Average Number of Customers – Duke Energy Carolinas	2,955,669	2,900,127	1.9%		2,949,464	2,892,203	2.0%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,538	2,696	(43.0%)		4,823	5,611	(14.0%)
Nuclear	11,363	10,894	4.3%		23,152	22,729	1.9%
Hydro	216	209	3.3%		467	861	(45.8%)
Natural Gas and Oil	6,590	6,158	7.0%		12,470	12,060	3.4%
Renewable Energy	87	99	(12.1%)		144	172	(16.3%)
Total Generation(d)	19,794	20,056	(1.3%)		41,056	41,433	(0.9%)
Purchased Power and Net Interchange(e)	3,432	3,273	4.9%		6,670	5,480	21.7%
Total Sources of Energy	23,226	23,329	(0.4%)		47,726	46,913	1.7%
Less: Line Loss and Other	1,058	845	25.2%		2,000	2,041	(2.0%)
Total GWh Sources	22,168	22,484	(1.4%)		45,726	44,872	1.9%

Owned MW Capacity(c)
Summer					19,745	19,688
Winter					20,842	20,735
Nuclear Capacity Factor (%)(f)					100	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	127	124	2.4%		1,770	1,599	10.7%
Cooling Degree Days	596	624	(4.5%)		604	627	(3.7%)

Variance from Normal
Heating Degree Days	(38.7%)	(40.8%)			(7.1%)	(17.6%)
Cooling Degree Days	18.5%	22.6%			18.2%	21.5%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,886	3,912	(0.7%)		9,766	9,044	8.0%
Commercial	3,695	3,619	2.1%		7,435	7,251	2.5%
Industrial	2,375	2,328	2.0%		4,832	4,551	6.2%
Other Energy Sales	21	21	—%		42	43	(2.3%)
Unbilled Sales	669	704	(5.0%)		(78)	183	(142.6%)
Total Retail Sales	10,646	10,584	0.6%	0.4%	21,997	21,072	4.4%	1.3%
Wholesale and Other	6,412	6,630	(3.3%)		13,246	12,270	8.0%
Total Consolidated Electric Sales – Duke Energy Progress	17,058	17,214	(0.9%)		35,243	33,342	5.7%

Average Number of Customers
Residential	1,523,129	1,495,566	1.8%		1,520,911	1,491,114	2.0%
Commercial	249,001	248,278	0.3%		248,667	247,992	0.3%
Industrial	3,043	3,213	(5.3%)		3,057	3,226	(5.2%)
Other Energy Sales	2,391	2,440	(2.0%)		2,399	2,446	(1.9%)
Total Retail Customers	1,777,564	1,749,497	1.6%		1,775,034	1,744,778	1.7%
Wholesale and Other	8	9	(11.1%)		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,777,572	1,749,506	1.6%		1,775,042	1,744,786	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,773	2,116	(16.2%)		4,049	3,918	3.3%
Nuclear	7,887	7,056	11.8%		15,024	14,303	5.0%
Hydro	179	168	6.5%		317	429	(26.1%)
Natural Gas and Oil	4,996	5,656	(11.7%)		11,515	10,773	6.9%
Renewable Energy	68	56	21.4%		118	115	2.6%
Total Generation(d)	14,903	15,052	(1.0%)		31,023	29,538	5.0%
Purchased Power and Net Interchange(e)	2,761	2,708	2.0%		5,253	4,845	8.4%
Total Sources of Energy	17,664	17,760	(0.5%)		36,276	34,383	5.5%
Less: Line Loss and Other	606	546	11.0%		1,033	1,041	(0.8%)
Total GWh Sources	17,058	17,214	(0.9%)		35,243	33,342	5.7%

Owned MW Capacity(c)
Summer					12,585	12,567
Winter					13,880	13,770
Nuclear Capacity Factor (%)(f)					96	91

Heating and Cooling Degree Days
Actual
Heating Degree Days	83	96	(13.5%)		1,606	1,369	17.3%
Cooling Degree Days	754	729	3.4%		769	738	4.2%

Variance from Normal
Heating Degree Days	(51.7%)	(45.0%)			(7.5%)	(22.7%)
Cooling Degree Days	34.2%	29.6%			33.7%	28.4%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,622	5,539	1.5%		10,240	9,910	3.3%
Commercial	3,964	4,019	(1.4%)		7,366	7,344	0.3%
Industrial	851	848	0.4%		1,634	1,680	(2.7%)
Other Energy Sales	7	7	—%		14	15	(6.7%)
Unbilled Sales	640	620	—%		515	547	(5.9%)
Total Retail Sales	11,084	11,033	0.5%	(1.4%)	19,769	19,496	1.4%	(0.3%)
Wholesale and Other	642	829	(22.6%)		1,025	1,205	(14.9%)
Total Electric Sales – Duke Energy Florida	11,726	11,862	(1.1%)		20,794	20,701	0.4%

Average Number of Customers
Residential	1,815,652	1,789,071	1.5%		1,813,649	1,785,483	1.6%
Commercial	212,623	211,119	0.7%		212,229	210,708	0.7%
Industrial	1,580	1,682	(6.1%)		1,598	1,699	(5.9%)
Other Energy Sales	3,538	3,616	(2.2%)		3,550	3,624	(2.0%)
Total Retail Customers	2,033,393	2,005,488	1.4%		2,031,026	2,001,514	1.5%
Wholesale and Other	12	13	(7.7%)		13	13	—%
Total Average Number of Customers – Duke Energy Florida	2,033,405	2,005,501	1.4%		2,031,039	2,001,527	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,239	1,029	20.4%		1,693	1,622	4.4%
Natural Gas and Oil	9,621	9,657	(0.4%)		17,625	17,392	1.3%
Renewable Energy	1,007	874	15.2%		1,736	1,404	23.6%
Total Generation(d)	11,867	11,560	2.7%		21,054	20,418	3.1%
Purchased Power and Net Interchange(e)	343	645	(46.8%)		451	898	(49.8%)
Total Sources of Energy	12,210	12,205	—%		21,505	21,316	0.9%
Less: Line Loss and Other	484	343	41.1%		711	615	15.6%
Total GWh Sources	11,726	11,862	(1.1%)		20,794	20,701	0.4%

Owned MW Capacity(c)
Summer					10,855	10,791
Winter					12,515	12,483

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		359	294	22.1%
Cooling Degree Days	1,261	1,207	4.5%		1,476	1,436	2.8%

Variance from Normal
Heating Degree Days	(100.0%)	(100.0%)			(3.8%)	(22.4%)
Cooling Degree Days	17.8%	13.8%			15.2%	13.3%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,813	1,937	(6.4%)		4,485	4,319	3.8%
Commercial	2,317	2,386	(2.9%)		4,646	4,458	4.2%
Industrial	1,126	1,333	(15.5%)		2,222	2,591	(14.2%)
Other Energy Sales	21	18	16.7%		40	41	(2.4%)
Unbilled Sales	259	109	137.6%		138	24	475.0%
Total Retail Sales	5,536	5,783	(4.3%)	(2.2%)	11,531	11,433	0.9%	0.2%
Wholesale and Other	135	127	6.3%		247	257	(3.9%)
Total Electric Sales – Duke Energy Ohio	5,671	5,910	(4.0%)		11,778	11,690	0.8%

Average Number of Customers
Residential	837,594	831,819	0.7%		837,735	830,951	0.8%
Commercial	76,391	75,968	0.6%		76,453	75,871	0.8%
Industrial	2,051	2,220	(7.6%)		2,076	2,234	(7.1%)
Other Energy Sales	2,605	2,792	(6.7%)		2,629	2,796	(6.0%)
Total Retail Customers	918,641	912,799	0.6%		918,893	911,852	0.8%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	918,642	912,800	0.6%		918,894	911,853	0.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	576	482	19.5%		1,355	1,247	8.7%
Natural Gas and Oil	98	107	(8.4%)		135	145	(6.9%)
Total Generation(d)	674	589	14.4%		1,490	1,392	7.0%
Purchased Power and Net Interchange(e)	5,602	5,788	(3.2%)		11,648	11,485	1.4%
Total Sources of Energy	6,276	6,377	(1.6%)		13,138	12,877	2.0%
Less: Line Loss and Other	605	467	29.6%		1,360	1,187	14.6%
Total GWh Sources	5,671	5,910	(4.0%)		11,778	11,690	0.8%

Owned MW Capacity(c)
Summer					1,080	1,080
Winter					1,173	1,173

Heating and Cooling Degree Days
Actual
Heating Degree Days	408	285	43.2%		2,971	2,513	18.2%
Cooling Degree Days	344	453	(24.1%)		351	453	(22.5%)

Variance from Normal
Heating Degree Days	(8.0%)	(36.2%)			(0.7%)	(17.2%)
Cooling Degree Days	1.8%	33.8%			3.1%	32.7%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2025	2024	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,842	1,920	(4.1%)		4,759	4,498	5.8%
Commercial	2,026	1,967	3.0%		4,067	3,875	5.0%
Industrial	2,422	2,341	3.5%		4,496	4,791	(6.2%)
Other Energy Sales	12	15	(20.0%)		25	30	(16.7%)
Unbilled Sales	163	150	8.7%		70	(289)	124.2%
Total Retail Sales	6,465	6,393	1.1%	2.7%	13,417	12,905	4.0%	3.1%
Wholesale and Other	1,073	1,123	(4.5%)		2,445	2,086	17.2%
Total Electric Sales – Duke Energy Indiana	7,538	7,516	0.3%		15,862	14,991	5.8%

Average Number of Customers
Residential	807,546	794,366	1.7%		806,443	792,936	1.7%
Commercial	106,770	106,256	0.5%		106,687	106,215	0.4%
Industrial	2,606	2,633	(1.0%)		2,614	2,633	(0.7%)
Other Energy Sales	3,717	3,811	(2.5%)		3,732	3,823	(2.4%)
Total Retail Customers	920,639	907,066	1.5%		919,476	905,607	1.5%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	920,643	907,070	1.5%		919,480	905,611	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,659	3,662	(27.4%)		7,212	6,976	3.4%
Hydro	57	70	(18.6%)		114	138	(17.4%)
Natural Gas and Oil	1,067	1,343	(20.6%)		2,180	2,432	(10.4%)
Renewable Energy	9	9	—%		14	15	(6.7%)
Total Generation(d)	3,792	5,084	(25.4%)		9,520	9,561	(0.4%)
Purchased Power and Net Interchange(e)	4,076	2,941	38.6%		7,144	6,775	5.4%
Total Sources of Energy	7,868	8,025	(2.0%)		16,664	16,336	2.0%
Less: Line Loss and Other	330	509	(35.2%)		802	1,345	(40.4%)
Total GWh Sources	7,538	7,516	0.3%		15,862	14,991	5.8%

Owned MW Capacity(c)
Summer					6,304	6,304
Winter					6,806	6,783

Heating and Cooling Degree Days
Actual
Heating Degree Days	430	316	36.1%		3,161	2,677	18.1%
Cooling Degree Days	352	437	(19.5%)		354	437	(19.0%)

Variance from Normal
Heating Degree Days	(12.3%)	(36.5%)			(2.2%)	(18.3%)
Cooling Degree Days	2.4%	30.5%			2.3%	29.5%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2025

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Inc. (Dec.)	2025	2024	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	125,745,045	128,266,775	(2.0%)	307,204,892	291,531,790	5.4%
Duke Energy Midwest LDC throughput (Mcf)(a)	13,882,749	12,969,694	7.0%	54,338,433	46,167,345	17.7%

Average Number of Customers – Piedmont Natural Gas
Residential	1,090,225	1,072,502	1.7%	1,091,561	1,072,450	1.8%
Commercial	109,004	108,106	0.8%	109,426	108,330	1.0%
Industrial	940	942	(0.2%)	943	943	—%
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,200,188	1,181,569	1.6%	1,201,949	1,181,742	1.7%

Average Number of Customers – Duke Energy Midwest
Residential	523,704	521,839	0.4%	525,151	523,086	0.4%
Commercial	34,119	34,112	—%	34,702	34,741	(0.1%)
Industrial	2,200	2,193	0.3%	2,267	2,221	2.1%
Other	117	116	0.9%	117	117	—%
Total Average Number of Gas Customers – Duke Energy Midwest	560,140	558,260	0.3%	562,237	560,165	0.4%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.